Exhibit 10.1
SIXTH AMENDMENT
TO THE IDAHO POWER COMPANY
EMPLOYEE SAVINGS PLAN

The Idaho Power Company Employee Savings Plan, amended and restated as of January 1, 2016 (the “Plan”) is amended to reflect certain changes under the Setting Every Community Up for Retirement Enhancement Act of 2019 (“SECURE Act”). This amendment shall be effective January 1, 2020.

RMD Changes

1.Section 1.1(b) of Appendix A is amended to add a new Section 1.1(a)(b)(v) to read as follows:

(v)    Effective January 1, 2020, if the Participant’s Eligible Designated Beneficiary is a minor child, chronically ill or disabled individual, or not more than ten years younger than the Participant, they shall have the opportunity to elect between distributions over their life expectancy or total distribution by December 31 of the year containing the fifth year of the Participant’s death; provided, however, if no election is made, then total distribution shall be made by December 31 of the year containing the fifth year of the Participant’s death. Notwithstanding, when a child of a Participant reaches the age of majority, the Plan will distribute the child’s account in full no later than ten years after such date.

2.Section 1.3(a) of Appendix A is amended to add new Sections 1.3(a)(iii) and (iv) to read as follows:

(iii)    Effective January 1, 2020, if the Participant dies on or after the date distributions begin and there is a Designated Beneficiary who is not an Eligible Designated Beneficiary, total distribution shall be made by December 31 of the year containing the fifth year of the Participant’s death.

(iv)    Effective January 1, 2020, if the Participant dies on or after the date distributions begin, Eligible Designated Beneficiaries who are a minor child, chronically ill or disabled individual, or not more than ten years younger than the Participant shall have the opportunity to elect between distributions over their life expectancy or total distribution by December 31 of the year containing the fifth year of the Participant’s death; provided, however, if no election is made, then total distribution shall be made by December 31 of the year containing the fifth year of the Participant’s death. Notwithstanding, when a child of a Participant reaches the age of majority, the Plan will distribute the child’s account in full no later than ten years after such date.
Sixth Amendment to the Idaho Power Company Employee Savings Plan     Page 1
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3.Section 1.4(a) of Appendix A is amended to add new sentence to read as follows:

“Eligible Designated Beneficiary” means an individual who is a Designated Beneficiary and is the Participant’s spouse, the Participant’s minor child, a chronically ill or disabled individual, or an individual who is not more than ten years younger the Participant.

IN WITNESS WHEREOF, this amendment is executed and adopted this 7th day of March, 2022.

IDAHO POWER COMPANY

By: /s/ Sarah E. Griffin
                             Sarah Griffin
                             VP of Human Resources
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